                                                                    Exhibit 99.1




                      [INSURANCE AUTO AUCTIONS, INC. LOGO]



AT THE COMPANY:                           AT ASHTON PARTNERS:
Scott Pettit                              Chris Kettmann
Chief Financial Officer                   General Inquiries
847-839-4040                              312-553-6716
www.iaai.com


FOR IMMEDIATE RELEASE
FRIDAY, OCTOBER 24, 2003



             INSURANCE AUTO AUCTIONS ANNOUNCES THIRD QUARTER RESULTS


SCHAUMBURG, ILL., OCTOBER 24, 2003--INSURANCE AUTO AUCTIONS, INC. (NASDAQ:
IAAI), a leading provider of automotive salvage and claims processing services in the United States, today reported a net loss for the quarter ended September 28, 2003. The Company recorded a net loss of $0.6 million, or a loss of $0.05 per diluted share, versus net earnings of $0.6 million, or $0.05 per diluted share, for the same quarter a year ago.

Revenues for the quarter were $49.1 million compared with $52.8 million in the third quarter of 2002. The decline in revenues was primarily due to the Company's continued shift away from vehicles sold under the purchase agreement method and lower volumes on a same-store basis. The purchase agreement method accounted for 5 percent of the total vehicles sold this quarter versus 8 percent for the same quarter one year earlier. Under the purchase agreement method, the entire purchase price of the vehicle is recorded as revenue, compared to the lower-risk, consignment fee-based arrangements, where only the fees collected on the sale of the vehicle are recorded as revenue. Fee income in the third quarter increased to $40.3 million versus $39.3 million in the third quarter of last year.

"As we outlined in our late September press release, our third quarter volumes came in lower than we had expected on a same store basis, extending the trend we saw in the second quarter. The lower volumes, coupled with the high fixed cost nature of our



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business, negatively impacted our financial results for the third quarter," said
Tom O'Brien, CEO. "It is important to note that we believe the same store volume decline reflects a lower frequency of industry-wide claims. In addition to the negative financial impact caused by the decline in volume, higher than projected implementation costs for our new system contributed to the decline in year-over-year earnings results. To be specific, we incurred business transformation costs of approximately $1.2 million in the third quarter. We also incurred higher branch and SG&A costs associated with new branches and internal activities related to the system conversion."

"Consistent with the timetable that we communicated in the second quarter, we fully anticipate completing the system roll out by the end of the year. We will convert the last of our original legacy systems next weekend and only have a short list of recently acquired branches to complete thereafter. We are also continuing to take the necessary steps to eliminate business transformation costs associated with the system implementation and remain confident in our ability to realize the savings that we anticipated when the project began," said O'Brien.

O'Brien concluded, "Although we are disappointed that our financial results came in lower than we had originally anticipated, we remain confident in the long-term future of the company. Through the first nine months of the year we have remained focused on implementing the new enterprise-wide IT system and continue to roll it out in new branches. We believe recent customer wins have proven our ability to compete in the marketplace. Our inventory of consigned vehicles increased from the prior quarter as well, representing positive trends for the overall business. Finally, we are confident that the strategic initiatives we have implemented, particularly the new IT system and related customer interface and internet capabilities, have put us in a position to generate higher returns at IAA over the long term."

QUARTERLY CONFERENCE CALL

The Company previously announced that it will hold its third quarter 2003 results conference call on Friday, October 24 at 11:00 a.m. Eastern Time. To participate by phone, please dial 877-307-4802 and ask to be connected to the Insurance Auto Auctions earnings conference call. Investors may also access the call over the Internet at www.streetevents.com or by visiting the Company's Web site at www.iaai.com. A replay will be available until midnight EST on October 31, 2003. To listen to the replay, please dial 800-642-1687 and enter conference reservation code 3402146 when prompted.

ABOUT INSURANCE AUTO AUCTIONS, INC.

Insurance Auto Auctions, Inc., founded in 1982, a leader in automotive total loss and specialty salvage services in the United States, provides insurance companies with cost-effective, turnkey solutions to process and sell total-loss and recovered-theft vehicles. The Company currently has 74 sites across the United States.

SAFE HARBOR STATEMENT

Certain statements in this document contain forward-looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. In some cases, you can identify forward looking statements by our use of words such as "may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent," the negative of these terms or other similar expressions. The Company's actual results could differ materially from those discussed or implied herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's annual report on Form 10-K for the fiscal year ended December 29, 2002 or subsequent quarterly reports. Among these risks are: changes in the market value of salvage; the quality and quantity of inventory available from suppliers; the ability to pass through increased towing costs; that vehicle processing time will improve; legislative or regulatory acts; competition; the availability of suitable acquisition candidates and greenfield opportunities; the ability to bring new facilities to expected earnings targets; the dependence on key insurance company suppliers; the ability of the Company and its outside consultants to successfully complete the re-design of the Company's information systems, both in a timely manner and according to costs and operational specifications; and the level of energy and labor costs.

           ADDITIONAL INFORMATION ABOUT INSURANCE AUTO AUCTIONS, INC.
               IS AVAILABLE ON THE WORLD WIDE WEB AT www.iaai.com


                           FINANCIAL TABLES FOLLOW...


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                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (dollars in thousands except per share amounts)


                                                         THREE MONTH PERIODS ENDED           NINE MONTH PERIODS ENDED
                                                       SEPTEMBER 28,   SEPTEMBER 29,       SEPTEMBER 28,   SEPTEMBER 29,
                                                            2003          2002                 2003             2002
                                                       ----------------------------        -----------------------------
                                                               (UNAUDITED)                          (UNAUDITED)
Revenues:
     Vehicle sales                                        $   8,847      $  13,459         $  32,343        $  58,269
     Fee income                                              40,280         39,327           126,162          123,487
                                                          ---------      ---------         ---------        ---------
                                                             49,127         52,786           158,505          181,756
Cost of sales:
     Vehicle cost                                             7,299         12,669            28,495           53,528
     Branch cost                                             33,447         30,609            99,256           94,802
                                                          ---------      ---------         ---------        ---------
                                                             40,746         43,278           127,751          148,330
                                                          ---------      ---------         ---------        ---------
         Gross profit                                         8,381          9,508            30,754           33,426

Operating expense:
     Selling, general and administrative                      7,738          6,365            22,415           20,481
     Business transformation costs                            1,157          2,068             2,875            6,254
                                                          ---------      ---------         ---------        ---------

     Earnings (loss) from operations                           (514)         1,075             5,464            6,691

Other (income) expense:
     Interest expense                                           521             38             1,079              762
     Other income                                               (19)           (81)             (141)            (220)
                                                          ---------      ---------         ---------        ---------

     Earnings (loss) before income taxes                     (1,016)         1,118             4,526            6,149

Provision (benefit) for income taxes                           (422)           479             1,864            2,642
                                                          ---------      ---------         ---------        ---------

         Net earnings (loss)                              $    (594)     $     639         $   2,662        $   3,507
                                                          =========      =========         =========        =========

Earnings (loss) per share:
     Basic                                                $    (.05)     $     .05         $     .23        $     .29
                                                          =========      =========         =========        =========
     Diluted                                              $    (.05)     $     .05         $     .23        $     .28
                                                          =========      =========         =========        =========

Weighted average shares outstanding:
     Basic                                                   11,516         12,244            11,694           12,223
     Effect of dilutive securities - stock options               --            308                77              305
                                                          ---------      ---------         ---------        ---------
     Diluted                                                 11,516         12,552            11,771           12,528
                                                          =========      =========         =========        =========


                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (dollars in thousands except per share amounts)


                                                                      SEPTEMBER 28,   DECEMBER 29,
                                                                         2003             2002
                                                                      ------------    ------------
ASSETS                                                                (Unaudited)

Current assets:
     Cash and cash equivalents                                          $  25,261      $  10,027
     Accounts receivable, net                                              42,575         45,594
     Inventories                                                           11,395         11,158
     Other current assets                                                   2,774          3,571
                                                                        ---------      ---------
            Total current assets                                           82,005         70,350
                                                                        ---------      ---------

Property and equipment, net                                                58,580         49,342
Deferred income taxes                                                       8,892          7,663
Intangible assets, net                                                      2,233          1,710
Goodwill, net                                                             134,583        130,474
Other assets                                                                   82            111
                                                                        ---------      ---------
                                                                        $ 286,375      $ 259,650
                                                                        =========      =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                   $  31,756      $  28,656
     Accrued liabilities                                                   13,844         15,312
     Obligations under capital leases                                       2,830          2,552
     Current installments of long-term debt                                 7,546             43
     Income taxes                                                              81             --
                                                                        ---------      ---------
         Total current liabilities                                         56,057         46,563
                                                                        ---------      ---------

Deferred income taxes                                                      17,015         14,835
Other liabilities                                                           2,718          2,736
Obligation under capital leases                                             2,578          1,355
Long-term debt, excluding current installments                             18,774             59
                                                                        ---------      ---------
         Total liabilities                                                 97,142         65,548
                                                                        ---------      ---------

Shareholders' equity:
     Preferred stock, par value of $.001 per share
         Authorized 5,000,000 shares; none issued                              --             --
     Common stock, par value of $.001 per share
         Authorized 20,000,000 shares, 11,517,648 shares issued and
         12,324,857 outstanding as of September 28, 2003 and
         12,292,599 shares issued and outstanding as of
          December 29, 2002                                                    12             12
     Additional paid-in capital                                           144,912        144,420
     Treasury stock, 807,209 shares                                        (8,012)            --
     Accumulated other comprehensive income (loss)                           (756)          (745)
     Retained earnings                                                     53,077         50,415
                                                                        ---------      ---------
         Total shareholders' equity                                       189,233        194,102
                                                                        ---------      ---------
                                                                        $ 286,375      $ 259,650
                                                                        =========      =========

                          INSURANCE AUTO AUCTIONS, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                                                           NINE MONTHS ENDED
                                                                                     -----------------------------
                                                                                     SEPTEMBER 28,   SEPTEMBER 29,
                                                                                         2003           2002
                                                                                     -------------   -------------
                                                                                     (Unaudited)
Cash flows from operating activities:
Net earnings                                                                           $  2,662         $  3,507
Adjustments to reconcile net earnings to net cash
   provided by operating activities:
     Depreciation and amortization                                                        7,519            7,041
     Loss (gain) on disposal of fixed assets                                                (24)              30
     Loss (gain) on change in fair market value of derivative financial instrument         (307)             450
     Changes in assets and liabilities (excluding effects of acquired companies):
     (Increase) decrease in:
       Accounts receivable, net                                                           5,048            9,994
       Inventories                                                                         (235)           4,786
       Other current assets                                                                 813            2,245
       Other assets                                                                        (466)             (61)
     Increase (decrease) in:
       Accounts payable                                                                   3,100           (9,302)
       Accrued liabilities                                                               (1,254)            (369)
       Income taxes, net                                                                  1,032            2,964
                                                                                       --------         --------
         Total adjustments                                                               15,226           17,778
                                                                                       --------         --------
     Net cash provided by operating activities                                           17,888           21,285
                                                                                       --------         --------

Cash flows from investing activities:
   Capital expenditures                                                                 (11,666)          (9,600)
   Investments, net                                                                          --            2,643
   Proceeds from disposal of property and equipment                                          60              175
   Payments made in connection with acquisitions, net of cash acquired                   (7,872)          (1,510)
                                                                                       --------         --------
      Net cash used in investing activities                                             (19,478)          (8,292)
                                                                                       --------         --------

Cash flows from financing activities:
   Proceeds from issuance of common stock                                                   492            1,216
   Proceeds from term loan                                                               30,000               --
   Purchase of treasury stock                                                            (8,012)              --
   Principal payments on long-term debt                                                  (3,782)         (20,035)
   Principal payments - capital leases                                                   (1,874)            (406)
                                                                                       --------         --------
Net cash provided (used) by financing activities                                         16,824          (19,225)
                                                                                       --------         --------

Net increase (decrease) in cash and cash equivalents                                     15,234           (6,232)

Cash and cash equivalents at beginning of period                                         10,027           24,467
                                                                                       --------         --------

Cash and cash equivalents at end of period                                             $ 25,261         $ 18,235
                                                                                       ========         ========

Supplemental disclosures of cash flow information:
  Cash paid or refunded during the period for:
     Interest                                                                          $  1,167         $  1,160
                                                                                       ========         ========
     Income taxes paid                                                                 $     --         $  2,500
                                                                                       ========         ========
     Income taxes refunded                                                             $     --         $  3,860
                                                                                       ========         ========
   Non-cash financing activities:
      Property and equipment additions resulting from capital leases                   $  3,375         $     --
                                                                                       ========         ========
